   As filed with the Securities and Exchange Commission on April  , 1994
                                           Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                KELLOGG COMPANY
             (Exact name of registrant as specified in its charter)

         DELAWARE                                     38-0710690
(State of Incorporation)                (I.R.S. Employer Indemnification No.)

                      _________________________________

                               ONE KELLOGG SQUARE
                          BATTLE CREEK, MICHIGAN 49016

         (Address, including zip code, of principal executive offices)
                      _________________________________

                   1993 KELLOGG EMPLOYEE STOCK OWNERSHIP PLAN

                                Richard M. Clark
              Senior Vice President, General Counsel and Secretary
                                Kellogg Company
                               One Kellogg Square
                         Battle Creek, Michigan  49016
                                 (616) 961-2181

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

TITLE OF                                                     PROPOSED
SECURITIES           AMOUNT             PROPOSED             AGGREGATE        AMOUNT OF
TO BE                TO BE              MAX. OFFERING        OFFERING         REGISTRATION
REGISTERED           REGISTERED         PRICE PER SHARE      PRICE            FEE
Common Stock,        6,000,000          $51.4375 (2)        $308,625,000(2)     $106,422.41
par value $.25
per share

(1) Pursuant to Rule 416, this registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457(h) and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $51.4375, which amount represents the average of the high and low sales prices reported for the shares on the New York Stock Exchange on April 25, 1994.

                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents are incorporated by reference in this Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 1-4171);

             (b) All other reports, if any, filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above;

             (c) The description of the Registrant's common stock contained in Item 14 of the Registrant's Application for Registration of Securities on a National Securities Exchange on Form 10 filed pursuant to the Securities Exchange Act, dated March 20, 1959, including any subsequent amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  See Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities, and are permitted to maintain insurance to cover such liabilities against which such corporations may not directly indemnify such persons. The Amended and Restated Certificate of Incorporation and the Bylaws of the Registrant, as amended, grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of such insurance. The Registrant maintains policies of indemnity insurance for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  The exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

             (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                      Provided, however, that paragraph (a)(1)(i) and
                      (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Michigan, on April 25, 1994.

                                 KELLOGG COMPANY


                       By:       /s/ARNOLD G. LANGBO
                                 Arnold G. Langbo
                                 Chairman of the Board and
                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on April 25, 1994.

               SIGNATURE                                                CAPACITY
               ---------                                                --------
     /s/ARNOLD G. LANGBO                                    Chairman of the Board and
- ---------------------------------------                     Chief Executive Officer; Director
           Arnold G. Langbo                                 (Principal Executive Officer)



       /s/CHARLES W. ELLIOTT                                Executive Vice President -
- --------------------------------------                      Administration and
           Charles W. Elliott                               Chief Financial Officer; Director
                                                            (Principal Financial Officer)


         /s/ALAN TAYLOR                                     Corporate Controller
- -------------------------------------------                 (Principal Accounting Officer)
           Alan Taylor

           Norman A. Brown *                                Director
           Claudio X. Gonzalez *                            Director
           Gordon Gund *                                    Director
           William E. LaMothe *                             Director
           Russell G. Mawby *                               Director
           Ann McLaughlin *                                 Director
           J. Richard Munro *                               Director
           Harold A. Poling *                               Director
           Donald Rumsfeld *                                Director
           Timothy P. Smucker *                             Director
           Dolores D. Wharton *                             Director

* By:       /s/RICHARD M. CLARK
       ----------------------------------
           Richard M. Clark
           As Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                 ELECTRONIC (E),
                                                                                 PAPER (P),
                                                                                 INCORP. BY
EXHIBIT NO.               DESCRIPTION                                            REF. (IBRF)
   4.01                   Restated Certificate of Incorporation                      IBRF
                          of Kellogg Company, as amended,
                          incorporated by reference to Exhibit 3.01
                          to the Registrant's Annual Report on
                          Form 10-K for the fiscal year ended
                          December 31, 1991, Commission file
                          number 1-4171.

   4.02                   Bylaws of Kellogg Company, as amended,                     IBRF
                          incorporated by reference to Exhibit 3.02
                          to the Registrant's Annual Report on
                          Form 10-K for the fiscal year ended
                          December 31, 1993, Commission file
                          number 1-4171.

   5.01                   Opinion of Richard M. Clark, as to the                     E
                          validity of the Securities.

 23.01                    Consent of Price Waterhouse                                E

 23.02                    Consent of Richard M. Clark (included in                   E
                          Exhibit 5.01)

 24.01                    Powers of Attorney                                         E

 99.01                    1993 Kellogg Employee Stock Ownership Plan                 E